                                Exhibit 23(h)(3)

                Expense Limitation Agreement - Schedules A and B

                                   SCHEDULE A

                               TRANSAMERICA FUNDS

                            OPERATING EXPENSE LIMITS

                                  MARCH 1, 2008

This Agreement relates to the following Funds of the Company:

                                                              MAXIMUM OPERATING
                                                                 EXPENSE LIMIT
FUND NAME                                                     EFFECTIVE THROUGH   EXPENSE LIMIT
---------                                                     -----------------   -------------
Transamerica AllianceBernstein International Value            March 1, 2009           1.13%
Transamerica American Century Large Company Value             March 1, 2009           None
Transamerica Asset Allocation - Conservative Portfolio        March 1, 2009           0.45%
Transamerica Asset Allocation - Growth Portfolio              March 1, 2009           0.45%
Transamerica Asset Allocation - Moderate Growth Portfolio     March 1, 2009           0.45%
Transamerica Asset Allocation - Moderate Portfolio            March 1, 2009           0.45%
Transamerica Balanced                                         March 1, 2009           1.45%
Transamerica Bjurman, Barry Micro Emerging Growth             March 1, 2009           1.25%
Transamerica BlackRock Global Allocation                      March 1, 2009           1.00%
Transamerica BlackRock Large Cap Value                        March 1, 2009           1.00%
Transamerica BlackRock Natural Resources                      March 1, 2009           1.00%
Transamerica BNY Mellon Market Neutral Strategy               March 1, 2009           1.65%*
Transamerica Clarion Global Real Estate Securities            March 1, 2009           None
Transamerica Convertible Securities                           March 1, 2009           1.35%
Transamerica Equity                                           March 1, 2009           1.17%
Transamerica Evergreen Health Care                            March 1, 2009           None
Transamerica Evergreen International Small Cap                March 1, 2009           1.32%
Transamerica Federated Market Opportunity                     March 1, 2009           1.05%
Transamerica Flexible Income                                  March 1, 2009           1.50%
Transamerica Growth Opportunities                             March 1, 2009           1.40%
Transamerica High Yield Bond                                  March 1, 2009           1.24%
Transamerica Jennison Growth                                  March 1, 2009           None
Transamerica JPMorgan International Bond                      March 1, 2009           0.75%
Transamerica JPMorgan Mid Cap Value                           March 1, 2009           1.05%
Transamerica Legg Mason Partners All Cap                      March 1, 2009           1.20%
Transamerica Legg Mason Partners Investors Value              March 1, 2009           None
Transamerica Loomis Sayles Bond                               March 1, 2009           0.88%
Transamerica Marsico Growth                                   March 1, 2009           None
Transamerica Marsico International Growth                     March 1, 2009           1.31%
Transamerica MFS International Equity                         March 1, 2009           None
Transamerica Money Market                                     March 1, 2009           0.48%
Transamerica Multi-Manager Alternative Strategies Portfolio   March 1, 2009           0.55%
Transamerica Multi-Manager International Portfolio            March 1, 2009           0.45%
Transamerica Neuberger Berman International                   March 1, 2009           1.25%
Transamerica Oppenheimer Developing Markets                   March 1, 2009           1.45%
Transamerica Oppenheimer Small- & Mid-Cap Value               March 1, 2009           1.15%
Transamerica PIMCO Real Return TIPS                           March 1, 2009           None

Transamerica PIMCO Total Return                               March 1, 2009           None
Transamerica Schroders International Small Cap                March 1, 2009           1.27%
Transamerica Science & Technology                             March 1, 2009           1.18%
Transamerica Short-Term Bond                                  March 1, 2009           0.85%
Transamerica Small/Mid Cap Value                              March 1, 2009           1.40%
Transamerica Templeton Global                                 March 1, 2009           1.20%
Transamerica Third Avenue Value                               March 1, 2009           1.00%
Transamerica UBS Dynamic Alpha                                March 1, 2009           1.65%*
Transamerica UBS Large Cap Value                              March 1, 2009           1.02%
Transamerica Value Balanced                                   March 1, 2009           1.20%
Transamerica Van Kampen Emerging Markets Debt                 March 1, 2009           1.15%
Transamerica Van Kampen Mid-Cap Growth                        March 1, 2009           1.00%
Transamerica Van Kampen Small Company Growth                  March 1, 2009           1.15%

*    Exclusive of dividend expense on short sales

                                   SCHEDULE B
                               TRANSAMERICA FUNDS
                     FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

                                    FUND NAME

Transamerica AllianceBernstein International Value*
Transamerica Asset Allocation - Conservative Portfolio
Transamerica Asset Allocation - Growth Portfolio
Transamerica Asset Allocation - Moderate Growth Portfolio
Transamerica Asset Allocation - Moderate Portfolio
Transamerica Balanced
Transamerica Bjurman, Barry Micro Emerging Growth
Transamerica BlackRock Global Allocation*
Transamerica BlackRock Large Cap Value
Transamerica BlackRock Natural Resources
Transamerica BNY Mellon Market Neutral Strategy
Transamerica Convertible Securities
Transamerica Equity*
Transamerica Evergreen International Small Cap
Transamerica Federated Market Opportunity*
Transamerica Flexible Income
Transamerica Growth Opportunities*
Transamerica High Yield Bond*
Transamerica JPMorgan International Bond*
Transamerica JPMorgan Mid Cap Value
Transamerica Legg Mason Partners All Cap*
Transamerica Loomis Sayles Bond
Transamerica Marsico International Growth
Transamerica Money Market
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio*
Transamerica Neuberger Berman International*
Transamerica Oppenheimer Developing Markets*
Transamerica Oppenheimer Small-& Mid-Cap Value
Transamerica Science & Technology
Transamerica Short-Term Bond
Transamerica Small/Mid Cap Value
Transamerica Templeton Global
Transamerica Third Avenue Value
Transamerica UBS Dynamic Alpha
Transamerica UBS Large Cap Value
Transamerica Value Balanced*
Transamerica Van Kampen Emerging Markets Debt
Transamerica Van Kampen Mid Cap Growth*
Transamerica Van Kampen Small Company Growth

* The fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.